SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: February 29, 2008

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 4, 2008, the Board of Directors of Akamai Technologies, Inc. (the “Registrant”) approved an amendment (the “Amendment”) to the Amended and Restated By-laws of the Registrant, which became effective on March 4, 2008, to change the voting standard for electing directors in an uncontested election from a plurality voting standard to a majority voting standard. Pursuant to the terms of the Amendment, to be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes. In contested elections, directors will continue to be elected by plurality vote.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events

On February 29, 2008, Akamai Technologies, Inc. (the “Registrant”) issued a press release announcing that a jury in the United States District Court for the District of Massachusetts had returned a verdict in favor of the Registrant in a patent infringement case instituted by the Registrant against Limelight Networks, Inc. The jury awarded the Registrant $45.5 million in damages, plus interest.

The press release regarding the jury verdict is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amendment, dated March 4, 2008, to the Amended and Restated Bylaws of the Registrant

99.1	Press Release dated February 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2008	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian
Melanie Haratunian, Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment, dated March 4, 2008, to the Amended and Restated By-laws of the Registrant

99.1	Press release dated February 29, 2008